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              THE DAYTON POWER AND LIGHT COMPANY

                            AND

                    THE BANK OF NEW YORK
               (formerly Irving Trust Company)
                          Trustee



                       --------------

             Forty-First Supplemental Indenture

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                Dated as of February 1, 1999


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
             THE DAYTON POWER AND LIGHT COMPANY

             Forty-First Supplemental Indenture
                Dated as of February 1, 1999

                         -----------

                      TABLE OF CONTENTS


                                                                 Page
                                                                 ----

Parties                                                           1

Recitals                                                          1


                        ARTICLE ONE.

           Amendment to First Mortgage as Amended.

Amendment to First Mortgage as Amended                            4


                        ARTICLE TWO.

                       Miscellaneous.

Sec. 1    Forty-First Supplemental Indenture to Form Part of
          First Mortgage.                                         4

Sec. 2    Definitions in First Mortgage Shall Apply to
          Forty-First Supplemental Indenture                      4

Sec. 3    Execution in Counterparts                               5

Testimonium                                                       5

Signatures                                                        5

Acknowledgments                                                   6

     FORTY-FIRST SUPPLEMENTAL INDENTURE, dated as of February 1, 1999 between The Dayton Power and Light Company, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and The Bank of New York (formerly Irving Trust Company), a corporation of the State of New York, as Trustee (hereinafter sometimes called the Trustee), party of the second part.

     Whereas, the Company has heretofore executed and delivered to Irving Trust Company (now The Bank of New York) a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

     Whereas, the Company has heretofore executed and delivered to the Trustee forty supplemental indentures numbered, dated and providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below (the First Mortgage as amended and supplemented by the First through the Fortieth Supplemental Indentures is hereinafter called the First Mortgage as amended):


                                                           Principal
Supplemental                           Series               Amount
 Indenture       Dated As Of         Provided For         Outstanding
------------     ------------        ------------         -----------
First            March 1, 1937        3.25% Series            None
                                       Due 1962
Second           January 1, 1940      3% Series               None
                                       Due 1970
Third            October 1, 1945      2.75% Series            None
                                       Due 1975
Fourth           January 1, 1948      3% Series               None
                                       Due 1978
Fifth            December 1, 1948     3% Series A             None
                                       Due 1978
Sixth            February 1, 1952     3.25% Series            None
                                       Due 1982
Seventh          September 1, 1954    3% Series               None
                                       Due 1984
Eighth           November 1, 1957     5% Series               None
                                       Due 1987
Ninth            March 1, 1960        5.125% Series           None
                                       Due 1990
Tenth            June 1, 1963         4.45% Series            None
                                       Due 1993
Eleventh         May 1, 1967          5.625% Series           None
                                       Due 1997
Twelfth          June 15, 1968        6.75% Series            None
                                       Due 1998

                                                           Principal
Supplemental                           Series               Amount
 Indenture       Dated As Of         Provided For         Outstanding
------------     -----------         ------------         -----------
Thirteenth       October 1, 1969      8.25% Series            None
                                       Due 1999
Fourteenth       June 1, 1970         9.5% Series             None
                                       Due 2000
Fifteenth        August 1, 1971       8.125% Series           None
                                       Due 2001
Seventeenth      November 1, 1973     8% Series               None
                                       Due 2003
Eighteenth       October 1, 1974      10.125% Series          None
                                       Due 1981
Nineteenth       August 1, 1975       10.70% Series           None
                                       Due 2005
Twentieth        November 15, 1976    8.75% Series            None
                                       Due 2006
Twenty-First     April 15, 1977       6.35% Series        $11,800,000
                                       Due 2007
Twenty-Second    October 15, 1977     8.5% Series             None
                                       Due 2007
Twenty-Third     April 1, 1978        8.95% Series            None
                                       Due 1998
Twenty-Fourth    November 1, 1978     9.5% Series             None
                                       Due 2003
Twenty-Fifth     August 1, 1979       10.25% Series           None
                                       Due 1999
Twenty-Sixth     December 1, 1979     12.125% Series          None
                                       Due 2009
Twenty-Seventh   February 1, 1981     14.625% Series          None
                                       Due 1988
Twenty-Eighth    February 18, 1981    14.5% Series            None
                                       Due 1988
Twenty-Ninth     September 1, 1981    17% Series              None
                                       Due 1991
Thirtieth        March 1, 1982        16.75% Series           None
                                       Due 2012
Thirty-First     November 1, 1982     11.5% Series            None
                                       Due 2012-A
Thirty-Second    November 1, 1982     11.5% Series            None
                                       Due 2012-B

                                                           Principal
Supplemental                           Series               Amount
 Indenture       Dated As Of         Provided For         Outstanding
------------     -----------         ------------         -----------
Thirty-Third     December 1, 1985     9.5% Series             None
                                       Due 2015
Thirty-Fourth    April 1, 1986        9% Series               None
                                       Due 2016
Thirty-Fifth     December 1, 1986     8.875% Series           None
                                       Due 2016
Thirty-Sixth     August 15, 1992      6.40% Pollution     $32,300,000
                                       Control Series
                                       1992-A Due 2027
                                      6.40% Pollution     $27,800,000
                                       Control Series
                                       1992-B Due 2027
Thirty-Seventh   November 15, 1992    6.50% Pollution     $48,000,000
                                       Control Series
                                       1992-C Due 2022
Thirty-Eighth    November 15, 1992    8.40% Series       $225,000,000
                                       Due 2022
Thirty-Ninth     January 15, 1993     8.15% Series       $226,000,000
                                       Due 2026
Fortieth         February 15, 1993    7.875% Series      $220,000,000
                                       Due 2024

     Whereas, the Company, by resolutions duly adopted by its Board of Directors, has determined to make a certain amendment hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

     Whereas, Article Eighteen of the First Mortgage as amended provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage for the purpose of curing any ambiguity or of curing or correcting any defective provisions, contained in the First Mortgage or in any supplemental indenture; and

     Whereas, the Company has requested the Trustee, pursuant to Section 1 of Article Eighteen of the First Mortgage as amended, to enter into this Forty-First Supplemental Indenture for the purpose of curing an ambiguity or of curing or correcting a defective provision in Section 3 of Article Eleven of the First Mortgage as amended; and

     Whereas, by said resolutions the Board of Directors of the Company duly approved the form, terms and provisions of this Forty-First Supplemental Indenture and duly authorized and directed the execution by the Company of an indenture in the form and having the terms and the provisions so approved; and

     Whereas, all things necessary to make this Indenture a valid and binding agreement supplemental to the First Mortgage, have been done and performed.

                         ARTICLE ONE.

              Amendment of the First Mortgage.

     That part of the first paragraph of Section 3 of Article Eleven of the First Mortgage as amended which precedes subdivision (1) of said Section is hereby restated so as to read as follows:

     "So long as the Company is not in default under any of the provisions of this Indenture, the Company may obtain the release of any of the mortgaged and pledged property, including, without limiting the generality of the foregoing, any one or more of the Company's heating, gas or water properties substantially as an entirety (provided, however, that the electric property of the Company shall not in any event be released substantially as an entirety and, further, that prior lien bonds deposited with the Trustee shall not be released except as provided in Article Nine hereof), and the Trustee shall release the same from the lien hereof upon the application of the Company and receipt by the Trustee of"

                        ARTICLE TWO.

                       Miscellaneous.

     SECTION 1. The provisions of this Forty-First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. From and after such time, this Forty-First Supplemental Indenture shall form a part of the First Mortgage as amended and all the terms and conditions hereof shall be deemed to be part of the terms of the First Mortgage as amended, as fully and with the same effect as if they had been set forth in the First Mortgage as originally executed. Except as modified or amended by this Forty-First Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Forty-First Supplemental Indenture in the same manner as though set out herein at length. All representations and recitals contained in this Forty-First Supplemental Indenture are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

     SECTION 2.  The terms defined in Article One of the
First Mortgage as amended, when used in this Forty-First
Supplemental Indenture, shall, respectively, have the meanings set forth in such Article.

     SECTION 3. This Forty-First Supplemental Indenture may be executed in several counterparts and each counterpart shall be an original instrument.

     In Witness Whereof, The Dayton Power and Light Company has caused this instrument to be signed on its behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, in the City of Dayton, Ohio, and The Bank of New York has caused this instrument to be signed on its behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Treasurer, in The City of New York, New York, as of the day and year first above written.


                    The Dayton Power and Light Company

[SEAL]              By: /s/James P. Torgerson
                    ----------------------------------

Attest:

/s/Stephen F. Koziar Jr.
------------------------


Signed and acknowledged in our presence by The Dayton Power and Light Company.

Name: /s/Michael D. Lopez
-------------------------

Name: /s/Timothy G. Rice
------------------------

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                              The Bank of New York

[SEAL]                        By: /s/Michael Culhane
                              ----------------------

Attest:

/s/Mary Beth Lewicki
--------------------


Signed and acknowledged in our presence by The Bank of New York.


Name: /s/Patrick O'Leary
------------------------


Name: /s/Anthony M. Hitchman
----------------------------

State of Ohio,        ) ss.:
County of Montgomery, )


     On this first day of February, 1999, personally appeared before me, a Notary Public within and for said County in the State aforesaid, James P. Torgerson, and Stephen F. Koziar, to me known and known to me to be, respectively, a Vice President, CFO and Treasurer and the Group Vice President and Secretary of The Dayton Power and Light Company, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Vice President, CFO and Treasurer and Group Vice President and Secretary for and on behalf of said corporation and that the same is their free act and deed as such Vice President, CFO and Treasurer and Group Vice President and Secretary , respectively, and the free and corporate act and deed of said corporation; and said Stephen F. Koziar, being by me duly sworn, did depose and say: that he resides in Montgomery County; that he is a Group Vice President and Secretary of The Dayton Power and Light Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


     In Witness Whereof I have hereunto set my hand and official seal.

[SEAL]
                              /s/Timothy G. Rice
                              ------------------


State of New York,  ) ss.:
County of New York, )

     On this second day of February, 1999, personally appeared before me, a Notary Public within and for said County in the State aforesaid, Michael Culhane and Mary Beth Lewicki, to me known and known to me to be, respectively, a Vice President and an Assistant Vice President of The Bank of New York, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Vice President and Assistant Vice
President for and on behalf of said corporation and that the same is their free act and deed as such Vice President and Assistant Vice President, respectively, and the free and corporate act and deed of said corporation; and said Michael Culhane being by me duly sworn, did depose and say: that he resides in Brooklyn, New York; that he is a Vice President, of The Bank of New York, one of the corporations described...

 ...in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of such corporation; and that he signed his name thereto by like order.

     In Witness Whereof I have hereunto set my hand and official seal.

     [SEAL]
                              /s/William J. Cassels
                              ---------------------


                              This instrument prepared by


                              /s/Timothy G. Rice
                              ----------------------------------
                              Senior Counsel
                              The Dayton Power and Light Company
                              1065 Woodman Drive
                              Dayton, Ohio  45432